Press Release

RTI Surgical® Completes Acquisition of Paradigm Spine

Company Integrates coflex ® Interlaminar Stabilization ® Device into Growing Spine Portfolio

Further Advances RTI’s Strategic Transformation Focused on Spine and OEM

DEERFIELD, ILL., March 8, 2019 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, today announced it has completed the acquisition of Paradigm Spine, LLC, a leader in motion preservation and non-fusion spinal implant technology. Paradigm Spine’s primary product is the coflex® Interlaminar Stabilization® device.

“The acquisition of Paradigm aligns with RTI’s growth strategy focused on investing in differentiated products and building scale within our spine business,” said Camille Farhat, President and CEO, RTI Surgical. “It marks the second completed acquisition for RTI’s spine portfolio since the second half of 2017 when we initiated a strategic transformation to reduce complexity, drive operational excellence and accelerate growth for RTI.”

Coflex is a differentiated, minimally invasive motion preserving stabilization implant that is FDA PMA-approved for the treatment of moderate to severe lumbar spinal stenosis (LSS) in conjunction with decompression. LSS is a debilitating and degenerative disease that impacts approximately 1.6 million patients annually in the United States. Coflex is a significant addition to RTI’s existing spine portfolio, which consists of high-quality hardware, interbody, and biologic options.

Mr. Farhat added: “The addition of coflex allows RTI to provide surgeons who treat patients with moderate to severe LSS a PMA-approved device supported by more than 12 years of clinical data and with expanding coverage from payors. With RTI’s demand generation expertise, scale and infrastructure and the experience of key members of the legacy Paradigm Spine team joining RTI, we are well-positioned to grow coflex as the treatment of choice and standard of care for appropriate LSS patients.”

Piper Jaffray & Co. served as financial advisors to RTI, and Sidley Austin LLP and Holland & Knight LLP served as legal counsel on the transaction and financing, respectively. Dorsey & Whitney LLP served as legal counsel to Paradigm Spine.

About RTI Surgical Holdings, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic and trauma procedures and are distributed in nearly 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements, gaining market share and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661